Schedule  14A Information


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )


Filed by the Registrant [  ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[ x ]     Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to
          240.14a-11(c) or 240.14a-12

                  Maytag Corporation
(Name of Registrant as Specified In Its Charter)

                  Frederick G. Wohlschlaeger
(Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)Title of each class of securities to which transaction applies:
     _______________________________________
     2)Aggregate number of securities to which transaction applies:
     _______________________________________
     3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     _______________________________________
     4)Proposed maximum aggregate value of transaction:
     _______________________________________
     5)Total fee paid:
     _______________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ______________________________________
     2)   Form, Schedule or Registration Statement No.:
     ______________________________________
     3)   Filing Party:
     ______________________________________
     4)   Date Filed:
     ______________________________________

                               MAYTAG CORPORATION
                            NOTICE OF ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT
                              ____________________

MEETING NOTICE

     The Annual Meeting of the Shareholders of Maytag Corporation, a Delaware corporation, will be held at the Sodexho Marriott Conference Center auditorium, located at 600 North Second Avenue West, Newton, Iowa, on May 2000, at 9:00 a.m., for the purpose of considering and acting upon the following:

     (1) The election of four directors for three-year terms, expiring in 2003 and one director for a two-year term, expiring in 2002.

     (2) Selection of Ernst & Young LLP as independent auditors to audit the consilidated financial statements to be included in the Annual Report to Shareholders for 2000.

     (3)  Approval of the Maytag 2000 Employee Stock Incentive Plan.

     (4) If properly presented at the Annual Meeting, a shareholder proposal concerning the classification of the Board of Directors.

     (5) If properly presented at the Annual Meeting, a shareholder proposal concerning super-majority voting provisions in the Certificate of Incorporation.

     (6) If properly presented at the Annual Meeting, a shareholder proposal concerning executive severance agreements.

     (7) The transaction of any other matters that properly come before the meeting or any adjournment thereof.

     Shareholders entitled to vote are invited to attend the Annual Meeting.

     The Board of Directors has fixed the close of business on March 14, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Dated:  April 3, 2000



                                   Frederick G. Wohlschlaeger
                                   Secretary


                                 PROXY STATEMENT
                              ____________________



     The Board of Directors solicits your proxy for use at the Annual Meeting of Maytag Corporation to be held May 11, 2000. Proxy statements and proxies will be mailed to shareholders on April 3, 2000. A shareholder giving a proxy may revoke it or give special voting instructions at any time before the proxy is voted by executing a later-dated proxy which is voted at the meeting or by attending the Annual Meeting in person and signing a written notice to the Secretary of the Corporation. If the enclosed proxy card is properly executed and returned, the shares it represents will be voted in accordance with the shareholder's instructions. If no instructions are given, the proxy will be voted for each of the nominees for election as director, for the selection of Ernst & Young LLP as independent auditors, for the 2000 Maytag Stock Employee Incentive Plan and against the shareholder proposals. Any shareholder attending the Annual Meeting may, on request, vote his or her own shares at the meeting even though the shareholder has previously sent in a proxy card or voted by phone, as described below.

     With respect to the election of directors, a shareholder may vote for all nominees or withhold authority to vote for all or any nominees. Withholding authority to vote for a director nominee will not prevent the nominee from being elected because directors are elected by a plurality. With respect to each other matter specified in the Notice of Annual Meeting, a shareholder may vote for or against the matter or abstain from voting on the matter. A vote to abstain has the effect of a vote against the matter.

     Any "broker non-votes" on a particular matter, which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast with respect to that matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining a quorum. Approval of each matter specified in the Notice of Annual Meeting requires a majority (in the case of election of directors, a plurality) of the shares represented at the meeting and entitled to vote on the matter. Accordingly, non-voted shares with respect to a matter will not affect the approval of the matter or the outcome of the election of directors.

     If you hold your shares in your own name rather than through a broker, you may vote by phone. To vote by phone, dial 1-888-221-0696. Employees holding shares through the Salary Savings Plan or Employees' Discount Stock Purchase Plan may also vote by phone.

     The Corporation had 78,441,307 outstanding shares of common stock as of the close of business on March 14, 2000, not including 38,709,286 shares of treasury stock. The Corporation has no other voting securities outstanding. Shareholders are entitled to one vote per share on each matter.



(1) DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

     Under the authority of the Corporation's Bylaws, the Board consists of twelve directors divided into three groups. The term of each group expires in different years. There will be five directors elected at this Annual Meeting.



Lester Crown is nominated for election to the Board of Directors to hold office until 2002. The other four nominees, Bernard G. Rethore, Neele E. Stearns, Jr., Carole J. Uhrich and Lloyd D. Ward, are nominated for terms expiring at the 2003 Annual Meeting.

     Proxies will be voted for each of the nominees unless other directions are given in the proxy. If any nominee is unavailable for election, an event which is not anticipated, such proxies will be voted for the election of the remaining nominees and for the election of a substitute nominee, or the Board may elect not to fill the vacancy and to reduce the number of directors.

     The following sets forth certain information regarding each nominee and each director whose term continues after the 2000 Annual Meeting based on information received from each such nominee and continuing director.

NOMINEE FOR A TERM TO EXPIRE IN 2002(a picture of the nominee listed below is shown in the left margin)

     Lester Crown, 74, Chairman of the Board, Material Service Corporation. Director since 1989.

     Mr. Crown was elected Chairman of the Board of Material Service Corporation, a manufacturing company, in 1983, having served as its President since 1970. He is a director and Chairman of the Executive Committee of General Dynamics Corporation and President of Henry Crown and Company.

NOMINEES FOR A TERM TO EXPIRE IN 2003(pictures of each of the four nominees listed below are shown in the left margin)

     Bernard G. Rethore, 58, Chairman of the Board of Flowserve Corporation, a manufacturer of advanced-technology fluid transfer and control equipment systems and services. Director since 1994.

     Mr. Rethore became Chairman and Chief Executive Officer of Flowserve Corporation in 1997 and held the additional title of President from October 1998 until July 1999. He stepped down as Chief Executive Officer in January 2000, but continues to serve as Chairman. Mr. Rethore had served as President and Chief Executive Officer of BW/IP, Inc. (a predecessor of Flowserve) since 1995 and was elected Chairman of the Board in February 1997. From 1989 until 1995, he was Senior Vice President of Phelps Dodge Corporation and President, Phelps Dodge Industries, its diversified international industrial group. Mr. Rethore is also a director of Flowserve Corporation, Belden Inc. and Amcast Industrial Corporation.

     Neele E. Stearns, Jr., 64, former President and Chief Executive Officer, CC Industries, Inc., a diversified holding company. Director since 1989.

     Mr. Stearns served as Executive Vice President and Chief Operating Officer of Henry Crown and Company, from 1979 until 1986. From 1986 until his retirement in 1994 he served as President and Chief Executive Officer of CC Industries, Inc. Mr. Stearns is also a director of Wallace Computer Services, Inc., of which he became Chairman of the Board in January 2000.

     Carole J. Uhrich, 56, Executive Vice President and President Home Solutions, Maytag Corporation. Director since 1995.

     Ms. Uhrich joined the Corporation in January 2000.  She previously held



     various positions at Polaroid Corporation, a photographic imaging and equipment company, most recently as Executive Vice President and Assistant Chief Operating Officer in 1998 until Spring 1999. She joined Polaroid in 1966, holding several positions in the engineering division until becoming a plant manager in 1983. She was named Director of Manufacturing in 1984, Vice President of Corporate Quality in 1987, Vice President of Product Delivery in 1988, Vice President of Quality, New Product Delivery in 1990, Group Vice President, Manufacturing and Product Development in 1992, Executive Vice President, Global Supply Chain in 1996 and Executive Vice President, President Commercial Imaging in 1997. She also serves as a director of Ceridian Corporation.

     Note: When Ms. Uhrich accepted employment with the Corporation in January 2000, she felt it appropriate to resign from all positions on Maytag Corporation board committees. She resigned as a member of the committees she served on effective January 10, 2000.

     Lloyd D. Ward, 51, Chairman and Chief Executive Officer, Maytag Corporation. Director since February 1998.

     Mr. Ward joined the Corporation in 1996 as Executive Vice President and President, Maytag Appliances, was elected as President and Chief Operating Officer of Maytag Corporation in 1998 and to his current position in 1999. Prior to joining the Corporation he held positions with Pepsico, Inc., (a beverage and foods manufacturer and distributor) including Vice President, Operations, Pepsi-Cola East in 1988, President, Western Division, Frito-Lay, Inc. 1991 and President, Central Division, Frito-Lay, Inc., 1992 until he joined the Corporation. He also serves as director of J. P. Morgan.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

     Barbara R. Allen, 47, President and Chief Operating Officer, Paladin Resources, LLC, an internet service provider management company. Director since 1995. Term expires 2002.

     Ms. Allen was previously President, Corporate Supplier Solution, Corporate Express, a supplier of office products and related categories. She also held various marketing positions with The Quaker Oats Company becoming a Vice President in 1987, Corporate Vice President and President of the Frozen Foods Division in 1990, Vice President, Corporate Planning in 1992 and Executive Vice President, International Food Products in 1995. Ms. Allen is also a director of Chart House Enterprises.

     Howard L. Clark, Jr., 56, Vice Chairman, Lehman Brothers Inc., an investment banking and brokerage firm. Director since 1986. Term expires 2002.

     Mr. Clark was Chairman, President and Chief Executive Officer of Lehman Brothers Holdings, Inc. from 1990 until he assumed his current position in 1993. Before that, Mr. Clark was Executive Vice President and Chief Financial Officer of American Express Company having held various positions with that firm since 1981. From 1968 to that time he was Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. He is also a director of Lehman Brothers Inc., White Mountains Insurance Group, Ltd., Money Tran.com, Inc. and Walter Industries, Inc. Lehman Brothers Inc. provides certain investment banking services to the Corporation.

     Wayland R. Hicks, 57, Vice Chairman and Chief Operating Officer of United Rentals, Inc., an equipment rental firm. Director since 1994. Term expires



2001.

     Mr. Hicks became President & Chief Operating Officer of United Rentals, Inc. in 1997 and became Vice Chairman and Chief Operating Officer in 1998. Mr. Hicks was President and Chief Executive Officer of Indigo, Inc. N.V. from 1996 until 1997. He served as Chief Executive and Vice Chairman of Nextel Communications, Inc. from 1994 until 1995. Prior to joining Nextel, Mr. Hicks served in various management positions with Xerox Corporation, becoming a Group Vice President in 1983 and an Executive Vice President in 1987. Mr. Hicks is also a director of United Rentals, Inc., Katun Corporation and Perdue Farms.

     William T. Kerr, 58, Chairman and Chief Executive Officer, Meredith Corporation, a publishing and broadcasting company. Director since 1998. Term expires 2002.

     Mr. Kerr joined Meredith Corporation in 1991 as President of the Meredith Magazine Group and Executive Vice President of the Company, became President and Chief Operating Officer in 1994, President and Chief Executive Officer in 1997 and assumed his current position in 1998. Prior to 1991 he was a Vice President of The New York Times Company and President of its magazine group. He is also a director of Meredith Corporation, Principal Mutual Life Insurance Company and Storage Technology Corporation.

     W. Ann Reynolds, 62, President, The University of Alabama at Birmingham. Director since 1988. Term expires 2001.

     Ms. Reynolds became President of The University of Alabama at Birmingham in 1997. Ms. Reynolds served as Chancellor of The City University of New York from 1990 to 1997. From 1982 to 1990 she served as Chancellor of The California State University. From 1979 to 1982 she served as Provost and as a professor at Ohio State University. Prior to that time she held a variety of administrative, research and teaching positions at the University of Illinois Medical Center. She is also a director of Abbott Laboratories, Humana, Inc. and Owens-Corning Fiberglas Corporation.

     John A. Sivright, 71, Senior Consultant, Harris Bankcorp, Inc., a major commercial bank. Director since 1976. Term expires 2001.
     Mr. Sivright held a number of positions with Harris Bankcorp, Inc. and was named a Vice President in 1965, an Executive Vice President in 1980, Senior Relationship Executive in 1991 and to his current position in 1994. He is also a director of Harris Bank Winnetka, N.A.

     Fred G. Steingraber, 61, Chairman and Chief Executive Officer of A. T. Kearney, Inc., a management consulting firm. Director since 1989. Term expires 2001.

     Mr. Steingraber held various positions with A. T. Kearney beginning in 1964 and became Chief Executive Officer in 1983. He was elected to his current position in 1986. Mr. Steingraber is also a director of A. T. Kearney, Inc., Southeastern Thrift and Bank Fund, Inc. and
Continental A.G.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table shows those persons or groups known to Maytag to be the beneficial owners of more than five percent (5%) of Maytag common stock as of March 1, 2000.




                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  _____________________________________________________________________________
                                   Amount and Nature
Name and Address              of Beneficial Ownership        Percent of Class

Crown Group      (1)                5,341,821 shares              6.72 %
c/o Gerald A. Weber
222 North LaSalle Street
Chicago, Illinois 60601
_____________________________________________________________________________

(1) Although no person or entity in the group owned beneficially more than 5% of the common stock outstanding as of March 1, 2000, a number of persons acting together, including Lester Crown, members of his family, relatives, certain family partnerships, trusts associated with the Crown family, and other entities, are the beneficial owners of an aggregate of 5,341,821 shares of Maytag common stock, constituting 6.72 % of the common stock. A Schedule 13D relating to the ownership of shares of common stock by these persons and entities has been filed with the Securities and Exchange Commission by Gerald A. Weber, as attorney and agent. These persons and entities, including Lester Crown, disclaim that they are a group for purposes of Section 13(d) of the Securities Exchange Act of 1934 or otherwise, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity filing the
Schedule 13D.

     The following table shows the amount of Maytag common stock held by each director and nominee, each executive officer named in the Summary Compensation Table on Page 21 and all directors and executive officers as a group, as of March 1, 2000.

































                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
_____________________________________________________________________________
                              Amount and Nature of
Name                          Beneficial Ownership          Percent of Class
_____________________________________________________________________________
Barbara R. Allen                 10,100      (b)                 *
William L. Beer                  38,863      (b)(c)              *
Howard L. Clark, Jr.             23,836      (b)                 *
Lester Crown                  2,918,603      (a)(b)(d)         3.669 %
Jerome L. Davis                   5,650      (c)                 *
Edward H. Graham                 99,423      (b)(c)              *
Leonard A. Hadley               564,866      (b)(c)              *
Wayland R. Hicks                 19,000      (b)                 *
William T. Kerr                   3,100      (b)                 *
Gerald J. Pribanic               77,063      (a)(b)(c)           *
Bernard G. Rethore               12,000      (b)                 *
W. Ann Reynolds                  14,550      (a)(b)              *
John A. Sivright                 28,000      (a)(b)              *
Neele E. Stearns, Jr.            24,090      (b)                 *
Fred G. Steingraber              20,000      (b)                 *
Carole J. Uhrich                 10,500      (b)                 *
Lloyd D. Ward                   503,478      (b)(c)              *

All directors and executive officers
as a group consisting of 24 persons,
including the above named.    4,641,446      (a)(b)(c)(d)      5.835 %
------------------------------------------------------------------------------
*  Less than one percent.
     (a) Includes shares owned by associates or certain family members in which the director disclaims any beneficial interest.

     (b) These totals include shares which the following persons and all directors and executive officers as a group have the right to acquire within 60 days of March 1, 2000 through the exercise of stock options: Mr. Beer 17,400 shares; Mr. Davis no shares; Mr. Graham 65,120 shares; Mr. Hadley 495,450 shares; Mr. Pribanic 54,690 shares; Mr. Ward 290,240 shares; Mr. Crown has options to acquire 14,000 shares; Messrs. Clark and Stearns each have options to acquire 12,000 shares; Mr. Sivright and Ms. Allen each have options to acquire 10,000 shares; Mr. Rethore, Ms. Reynolds and Ms. Uhrich each have options to acquire 8,000 shares; Mr. Hicks has options to acquire 6,000 shares; and Messrs. Kerr and Steingraber each have options to acquire 3,000 shares. All directors and executive officers as a group have options to acquire 1,185,410 shares.

     (c) These totals include shares granted under stock awards in 1998 and 1999, pursuant to the Corporation's 1996 Employee Stock Incentive Plan as to which the following persons and all executive officers and directors as a group have sole voting power: Mr. Beer 3,842; Mr. Davis 2,331; Mr. Graham 3,098; Mr. Hadley 16,191; Mr. Pribanic 3,140; Mr. Ward 9,383; and all directors and executive officers as a group 53,771. Such shares are subject to forfeiture under the terms of the awards.

     (d) The number of shares shown as beneficially owned by Mr. Crown includes 1,618,769 shares held by The Crown Fund, of which he is a partner. In addition, 666,998 shares are owned by various trusts of which he is a trustee; and 65,657 shares are owned by the Arie and Ida Crown Memorial of which he is a director. The number of shares shown does not include shares owned by various trusts of



which Mr. Crown's children are beneficiaries, partnerships in which Mr. Crown is a limited partner, and partnerships in which Mr. Crown's adult children are partner. Mr. Crown disclaims beneficial ownership of the shares listed in this footnote, except to the extent of his beneficial ownership therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 1999, one Form 4 covering one transaction for Mr. Keith Minton was inadvertently filed late.

MEETINGS AND COMMITTEES

     During 1999 the Board of Directors held four meetings either in person or by telephone. Each director attended at least 75% of Board meetings and meetings of the committees on which the director served.

     The Board has an Audit Committee, a Compensation Committee and a Nominating Committee as well as other committees.

     The Audit Committee, currently consisting of Barbara R. Allen, Howard L. Clark, Jr., Wayland R. Hicks, Neele E. Stearns, Jr. and Fred G. Steingraber, met five times in 1999. Its charge includes the review of the Corporation's financial statements with the Corporation's independent auditors, approval of audit arrangements, review of audit results and review of internal audit issues.

     The Compensation Committee's duties are to review and approve compensation plans and policies of the Corporation, recommend to the Board the salaries of all officers of the Corporation, declare bonus and incentive plan allocations for management employees of the Corporation, award stock options and provide stock grants to key executives. The Committee currently consists of Barbara R.
Allen, William T. Kerr, Bernard G. Rethore and John A. Sivright.   The Committee
met four times in 1999.

     The Nominating Committee nominates persons to serve on the Board of Directors and recommends compensation levels and other remunerative programs for directors. It currently consists of Lester Crown, W. Ann Reynolds, John A. Sivright and Fred G. Steingraber. It did not meet in 1999.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Corporation receive no compensation in their capacities as director. Non-employee directors are paid a retainer of $30,000 per annum and $1,250 for each Board and committee meeting attended and are reimbursed for actual expenses. Telephone meetings are compensated at $750 per meeting. Non-employee committee chairs receive an additional $4,000 per annum. A non-employee Executive Committee chair receives $5,000 per annum. Non-employee directors also receive a grant of 3,000 options to purchase common stock on the day after each annual meeting of shareholders. The exercise price for such shares is the fair market value of the common stock on the date of grant.

     All non-employee directors with five or more years of service may participate in the Maytag Corporation Directors' Pension Plan, an unfunded, noncontributory pension plan. Each eligible participant will receive an annual pension, beginning at the later of the director's attaining age 70 or ceasing tenure as a director, equal to the director's annual retainer (excluding any Board committee meeting and committee chair fees) for the 12 month period prior to the commencement of such pension.



(2)  RELATIONSHIP WITH INDEPENDENT AUDITORS

     A further purpose of the Annual Meeting is to select independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 2000. It is intended that all proxies on the enclosed form will be voted for the selection of Ernst & Young LLP as independent auditors, unless otherwise instructed. Ernst & Young LLP has audited the financial statements of the Corporation since 1925 and is expected to have a representative present at the meeting to make a statement if the representative desires to do so and to be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the selection of Ernst & Young LLP as independent auditors.

(3)  PROPOSED MAYTAG CORPORATION 2000 EMPLOYEE STOCK INCENTIVE PLAN
               Approval of the 2000 Employee Stock Incentive Plan

     Subject to approval by shareholders at the 2000 Annual Meeting, the Board has adopted the Maytag Corporation 2000 Employee Stock Incentive Plan (the "Plan"). The Board believes that the Plan will provide incentives which link and align the personal interests of employees to those of the Corporation's shareholders. The Board also believes that the Plan will provide employees with an incentive for excellence in individual performance, promote teamwork among employees and provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of those who make significant contributions to the Corporation's success.

     The Plan provides the Compensation Committee with the discretion to make grants to all employees of the Corporation and its subsidiaries. This may include employees who are members of the Board and employees who reside in countries other than the United States. Grants can be in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other incentive awards.

     Since the number and identity of employees to whom awards may be granted, and the form of such awards, are at the discretion of the Committee, and such decisions have not yet been determined, it is not possible at this time to provide specific information as to actual grant recipients.

     The following is a summarized description of the Plan. A copy of the Plan is attached hereto as Exhibit A. In the event this summary differs from the Plan attached hereto, the Plan shall govern.

Duration of the Plan

     If approved by the shareholders, the Plan will become effective on May 12, 2000 and will remain in effect, subject to the right of the Board to terminate or amend the Plan, until all shares have been purchased or acquired but not after May 12, 2010.

Administration of the Plan

     The Plan will be administered by the Compensation Committee of the Board, which will have the authority to select employees to whom awards are granted, determine the size and type of awards and determine the terms and conditions of such awards in a manner consistent with the Plan.

Shares Subject to the Plan



     Three million nine hundred thousand (3,900,000) shares of Maytag common stock will be available under the Plan. The maximum number of shares of restricted stock and shares subject to other incentive awards available under the Plan is five hundred thousand (500,000). In addition, no more than one million (1,00,000) shares may be granted in any form to any participant during any fiscal year. If an award is paid out in cash, if an award terminates, expires or lapses, or if previously acquired shares are tendered or shares otherwise issuable are withheld to exercise an option or satisfy tax withholding obligations or if the Corporation repurchases common stock up to an amount equal to the aggregate proceeds received from option exercises, the related stock will again be available for grant. The maximum aggregate cash payout to any one participant under performance units, performance shares or other incentive awards may not exceed $5,000,000 in one fiscal year. On March 1, 2000, the average of the high and low transaction prices of the common stock, as reported in the New York Stock Exchange Composite Transactions, was $26.5625 per share. In the event of a stock split, merger, consolidation, spin-off or other distribution or change in capitalization or event, the number of shares available under the Plan, including shares subject to outstanding awards, and the purchase price for shares, if any, will be adjusted by the Compensation Committee.

     The Board is sensitive to the potential dilution from the Company's equity plans. No shares outstanding from the 1996 Plan will be issued once the new Plan is approved; no shares granted but not yet expired under the 1996 Plan will be re-issued. Accordingly this 2000 Plan asks for stockholder approval of a total of 3.9 million shares or less than 5% of total common stock outstanding on the record date.

Stock Options

     Stock options approved by the Committee may be in the form of nonqualified stock options (NQSOs), incentive stock options (ISOs) or a combination thereof. Grants of ISOs must fulfill the requirements of Section 422 of the Internal Revenue Code.

     The purchase price per share under any option will be established by the Committee but must equal at least one hundred percent (100%) of the fair market value of a share of Maytag common stock on the date of the option grant, and such price may not subsequently be changed by the Committee except in the event of a stock split, merger, or other change in capitalization or event. The term of each option will be fixed by the Committee, and it is expected that generally no option will have a term exceeding ten years. Options will be subject to such terms and conditions and will be exercisable at such time or times as determined by the Committee. In no event shall the Committee cancel any outstanding Option for the purpose of re-issuing the Option to the Participant at a lower exercise price or reduce the Option price of an outstanding Option.

     Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Maytag common stock, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises. The Committee, in its sole discretion, will establish a participant's rights to exercise an option in the event the participant's employment is terminated, such rights to be reflected in the participant's award agreement.

Stock Appreciation Rights

     A stock appreciation right (an "SAR") entitles the holder to receive, upon exercise, for each SAR exercised, the difference between the fair market value



of a share of Maytag common stock on the date of exercise over the grant price of the SAR, multiplied by the number of shares with respect to which the SAR is exercised. SARs may be granted independent of any other award, in lieu of a related option, or in tandem with a related option. Subject to the terms and conditions of the Plan, an SAR may be granted to a participant at any time and from time to time as determined by the Committee.

     The grant price per share of any SAR will be established by the Committee but must equal at least one hundred percent (100%) of the fair market value of a share of Maytag common stock on the date the SAR is granted. The term of each SAR will be fixed by the Committee, and it is expected that generally no SAR will have a term exceeding ten years. SARs will be subject to such terms and conditions and will be exercisable at such time or times as determined by the Committee.

     The value of an SAR may be paid in cash, in shares of Maytag common stock, or in some combination, as determined by the Committee. The Committee, in its sole discretion, will establish a participant's right to exercise an SAR in the event the participant's employment is terminated, such rights to be reflected in the participant's award agreement.

Restricted Stock

     A restricted stock award consists of a grant of Maytag common stock to a participant, which is subject to a substantial risk of forfeiture and the transfer of which is subject to restrictions which lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee. This period of restriction is established by the Committee at the time of grant.

     Unless otherwise designated by the Committee, during the period of restriction a holder of restricted stock will have all other rights of a shareholder, including the right to vote the shares and receive the dividends paid thereon. The Corporation will retain the stock certificates until all conditions and/or restrictions are satisfied. The Committee, at its sole discretion, will establish a participant's rights to receive restricted stock in the event the participant's employment is terminated prior to vesting, such rights to be reflected in the participant's award agreement.

Performance Units and Performance Shares

     Subject to the terms of the Plan, performance units and performance shares may be granted to eligible employees at any time as determined by the Committee. The Committee will have complete discretion to establish the initial number and value of such units and shares,(except that the initial value of a performance share will equal the fair market value of a share of Maytag common stock on the date of grant) and the performance period (except that such period shall not be shorter than three years).

     The Committee will establish performance goals in its discretion which, depending on the level of performance achieved, will determine the number and/or value of performance units/shares earned. Where an award is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Internal Revenue Code, the performance goals will be based on any one or more of the following performance measures:

     - Cash flow return on investment;




     - Cash value added;

     - Earnings (before or after taxes);

     - Earnings per share;

     - Gross revenues;

     - Net income;

     - Return measures (including, but not limited to, return on assets, capital, equity or sales); and

     - Share price (including, but not limited to, growth measures and total shareholder return).

     Payments of earned performance units/shares, at the discretion of the Committee, will be paid in the form of cash and/or shares of Maytag common stock. At the discretion of the Committee, participants may be entitled to dividends declared with respect to shares earned in connection with a grant of performance units and/or performance shares.

     If a participant's employment is terminated by reason of death, disability, retirement or by the Corporation or a subsidiary without cause, the participant will receive a prorated payout of the performance units/shares based on the portion of the performance period that participant remained employed, and on the level of performance goals achieved. If a participant's employment is terminated by the Corporation or a subsidiary for cause or terminated by the participant by voluntary resignation, all performance units/shares will be forfeited.

Other Incentive Awards

     Subject to the terms of the Plan, other incentive awards may be granted at any time as determined by the Committee. The Committee will have complete discretion to establish the amount of other incentive awards granted, the applicable related performance period and performance goals, and other terms and conditions applicable to such grant. At the discretion of the Committee, payment of other incentive awards may be in the form of cash or shares of Maytag common stock.

Awards Nontransferable

     No award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution. An option or SAR may be exercised during the participant's lifetime only by the participant or the participant's legal representative.

Change of Control

     In order to protect the participants' rights in the event of a "Change of Control" of the Corporation (as defined in the Plan), the Plan provides for the immediate vesting of all outstanding options, SARs, and restricted stock awards upon the occurrence of such an event. Also, in the event of a Change of Control, the Plan provides that outstanding performance shares, performance units, and other incentive awards will be fully earned at the maximum of the payout opportunity.




Amendment of Plan

     The Board of Directors may amend or terminate the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation.

Federal Income Tax Considerations

     Under current law, the federal income tax treatment of awards under the Plan is summarized below:

     NQSOs: The grant of an NQSO has no tax consequences to the Corporation or to the employee. The exercise of an NQSO will require an employee to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon NQSO exercise, an employee will recognize long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     Subject to certain requirements imposed by Section 162(m) of the Internal Revenue Code, the Corporation will be entitled to a deduction at the same time and in the same amount as the employee is in receipt of income in connection with his or her exercise of an NQSO.

     ISOs: The grant of an ISO has no tax consequences to the Corporation or the employee. If the employee exercises an ISO and does not dispose of the acquired shares within the later of two years after the grant of the option and one year after the date of exercise, the employee will realize no taxable ordinary income, the Corporation will not be entitled to any tax deduction and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. However, for purposes of computing the employee's alternative minimum tax (if any), the spread between the option price and the stock's fair market value on the date of ISO exercise is treated as income.

     If any employee disposes of shares acquired upon exercise of an ISO before the end of the above-stated holding period, the employee will have ordinary taxable income at the time of exercise equal to the excess of the fair market value of those shares on the date of exercise over the exercise price and the Corporation will have a deduction for the same amount. Any additional gain recognized upon the disposition will be capital gain -- long-term or short-term, depending on the period during which the shares were held.

     SARs: There are no tax consequences to the Corporation or the employee upon the grant of an SAR. Upon exercise of the SAR, the employee will be deemed to have received taxable ordinary income in the amount of any cash plus the fair market value of any shares issued or transferred as a result of the exercise. Subject to certain requirements imposed by Section 162(m) of the Internal Revenue Code, the Corporation will receive a tax deduction in the same amount, at the same time.

     Restricted Stock: Upon the lapse of restrictions imposed on restricted stock (i.e., when the stock is no longer subject to a substantial risk of forfeiture), the employee will recognize taxable ordinary income equal to the fair market value of the stock as of the date of vesting. The employee may, however, elect to recognize taxable income at the time of grant equal to the fair market value of the stock at that time. Subject to certain requirements



imposed by Section 162(m) of the Internal Revenue Code, the Corporation will receive a tax deduction in the same amount, at the same time.

     Performance Shares and Performance Units: There are no tax consequences to the Corporation or the employee upon the grant of performance shares or units. Upon payout of the shares or units, the employee will recognize taxable ordinary income in an amount equal to the amount of cash delivered and the fair market value of the distributed shares. Subject to certain requirements imposed by
Section 162(m) of the Internal Revenue Code, the Corporation will receive a tax deduction in the same amount, at the same time.

     Other Incentive Awards: The tax consequences to the employee and the Corporation will depend on the design and implementation of such an award.

     Tax Withholding: With respect to any income tax withholding requirements imposed upon the occurrence of a taxable event to a participant, subject to approval by the Committee, a participant may elect to have the Corporation withhold shares to satisfy the participant's income tax withholding obligations.

     Section 162(m): Stockholder approval also will permit the performance-based awards to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, compensation paid by the Corporation in excess of $1 million for any taxable year to a "Covered Employee" generally is not deductible by the Corporation or its affiliates for federal income tax purposes unless it is based on the performance of the Corporation as measured by goals established by a Compensation Committee of "outside directors", is paid pursuant to a plan approved by shareholders of the Corporation, and meets certain other requirements. Generally, Covered Employee under Section 162(m) means the chief executive officer and four other highest paid executive officers of the Corporation as of the last day of the taxable year. It is presently intended that the Committee will at all times consist of "outside directors" as defined for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in granting incentive awards under this Plan.

Vote Required for Approval

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the Maytag Corporation 2000 Employee Stock Incentive Plan. If approved, the Plan would become effective as of May 12, 2000.

The Board of Directors recommends a vote FOR the approval of the Plan.

(4) SHAREHOLDER PROPOSAL CONCERNING THE ANNUAL ELECTION OF THE ENTIRE BOARD OF DIRECTORS

     The Corporation has received a shareholder proposal from a shareholder (the "Proponent") representing 200 shares of common stock, for inclusion in this Proxy Statement. The name and address of the Proponent will be furnished upon request made to the Corporation. The proposal is as follows:

RESOLVED:  ADOPT THE RESOLUTION THAT WON 53% SHAREHOLDER APPROVAL IN 1999:
ELECT ALL DIRECTORS EACH YEAR

     Maytag Corporation shareholders request the Board of Directors to take all necessary steps to enact this resolution today.



     The Investor Responsibility Research Center reported that this resolution passed - winning 53% of the yes-no vote at the 1999 shareholder meeting.

     This includes the requirement that a change to the length of the directors' term of office can be made only by a majority of shareholder votes cast on a separate resolution.

PROPONENT'S STATEMENT OF SUPPORT:

     There is little or no evidence that the company has taken any positive action in response to the 53% shareholder approval in April 1999. The 53% approval arguably would have been higher if the proponent had an equal opportunity as management to communicate with shareholders.

     Management's response to the 53% vote was to consult outside lawyers. The outside lawyers said that management could avoid implementing the 53% shareholder approval. Hence the company said it would not implement the 53% shareholder vote.

     Management's indifferent refusal to seriously listen to shareholders is further exacerbated by a letter to Maytag from the Council of Institutional Investors expressing concern about company response to the majority vote. Maytag is 65% owned by institutional shareholders.

     It is intuitive that directors, accountable through annual election, perform better. The current piecemeal director election gives Maytag Corporation directors 3-years of isolation from the impact of their performance.

     What incentive is there for good corporate governance - highlighted by annual election of all directors?

     50 institutional investors, managing a total of $840 million, told McKinsey & Co. they would pay an 11% average premium for the stock of a company with good governance practices.

     Why the big jump? Some investors said they believed that good governance will boost performance over time. Others felt good governance decreases the risk of bad news - and when trouble occurs, they rebound faster.
          Business Week       Sept. 15, 1997

     Good corporate governance can counter-balance recent events:

     Today Maytag felt the ferocity of investor anger. Its shares tumbled more than 26% after the company warned its 3rd and 4th quarter earnings would be well below earlier estimates.
          New York Times      Sept. 11, 1999

     Maytag's lag in disclosure costs it dearly. The stock plummeted in unusually heavy trading as big institutions bailed out. The stock is off 44% from its July price. Analysts, accustomed to gentle guidance from companies, were shocked and angry. Analysts asked whether management has a full grasp of the company's financial situation.
          New York Times      Sept. 15, 1999

     Maytag said it is grappling with eroding market share for its discount products.
          New York Times      Sept. 16, 1999




     Lower volume and higher inventories appear to hurt Maytag's margins. We dropped Timeliness one notch to 3 (Average).
          Standard & Poors    Sept. 17, 1999

     Maytag's joint venture with China is producing weak results.
Maytag shares recently fell 50%.
          Standard & Poors    Nov. 20, 1999

The best boards continue to raise the bar, said Business Week

                          ELECT ALL DIRECTORS EACH YEAR
                                    YES ON 4

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

     THE BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THIS PROPOSAL TO ABOLISH THE CURRENT CLASSIFIED BOARD AND ELECT THE ENTIRE BOARD OF DIRECTORS ANNUALLY IS NOT IN THE BEST INTERESTS OF THE CORPORATION'S SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     The purpose of a staggered or classified board of directors is, among other matters, to safeguard the Corporation against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Corporation. If all directors can be elected at once, a third party can orchestrate the complete removal of all sitting directors with either a biased board of directors, or one unschooled in the tangible and intangible values of the Corporation. Your Board of Directors could lose its flexibility and the time to evaluate and react to any such third-party offer and, in turn, could lose its options, including the continued operation of the Corporation's businesses, to provide maximal value to the shareholders.

     The classified board of directors was adopted in 1977 when Maytag shareholders decided, by an 89.5% affirmative vote, that the Board be divided into three classes of directors then elected to staggered three-year terms with one class elected each year. The Board, and the overwhelming majority of shareholders, then believed that the classified Board was in the Corporation's best interest. Your Board continues to hold this view. The classified board of directors facilitates continuity and stability in the composition of the Board by assuring that a majority of the directors at any time will have prior experience and in-depth knowledge of the Corporation. Prior experience and knowledge are exceedingly important in any business and especially important in the highly competitive nature of the major appliance industry.

     As mentioned, a classified board is widely used by many major corporations to protect against inadequate tender offers or unsolicited attempts to seize control of a company. Without this protection hostile replacement of the Board could take place in less than 12 months. With this protection, a third party seeking to control the Corporation must negotiate with the Board. The Board gains the time necessary to evaluate any proposal, study alternatives and seek the best result for all shareholders.

     Your Board also believes that a director's performance and contribution is best measured over a longer period like the current three-year terms for directors, rather than the short-term focus inherent in annual elections. The longer terms permit the Board to avoid the temptation or compulsion to sell the businesses or assets of the Corporation at times when best valuations due to market conditions are less achievable and is consistent with the Board's role in making decisions that have a long-term impact.



     A similar proposal was submitted by the same shareholder at the 1998 and 1999 Annual Meetings. The 1998 proposal was defeated by a significant majority. The 1999 proposal was adopted by an affirmative vote of 51.9% of the shares voting, then representing only 38.1% of all shares outstanding of the Corporation. Following the 1999 Annual Meeting, the Directors sought counsel and carefully reviewed at its regular meeting August 12, 1999 the advisability of modifying the structure of the Board. Considering the merits of the current classified board structure, the directors concluded that maintaining a classified Board for Maytag, elected for three-year terms, gives the Board a significantly greater ability to act in the shareholders' best interest in the
event of a takeover bid.   The Board affirmatively declined to act on the
request that the entire Board of Directors be elected each year.

     Adoption of the Proponent's proposal would not by itself eliminate the classified Board. This proposal also asks the Board take all "necessary steps to enact this resolution today." A formal amendment repealing the classified Board provision must then be submitted to the shareholders and requires approval by the vote of the holders of at least two-thirds of the Corporation's issued and outstanding stock entitled to vote at any regular or special meeting of shareholders.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the proposal made to the Board.

         The Board of Directors recommends a vote AGAINST this proposal.

(5) SHAREHOLDER PROPOSAL TO REINSTATE SIMPLE-MAJORITY VOTE

     Maytag received a shareholder proposal from a shareholder (the "Proponent") representing 800 shares of common stock, for inclusion in this Proxy Statement. The name and address of the Proponent will be furnished upon request to Maytag. The proposal is as follows:

RESOLVED: ADOPT PROPOSAL THAT WON 46% OF THE YES-NO SHAREHOLDER VOTE IN 1999:
REINSTATE SIMPLE-MAJORITY VOTE.
     Delete all Maytag super-majority provisions. Maytag Corporation shareholders request the Board of Directors take all necessary steps to enact this resolution today.
     Super-majority means that if a vast majority of shareholders (up to an overwhelming 79%) vote to change certain key items, management can ignore the majority. Since not all shares vote, Maytag could have a 100% super-majority requirement in a given election.

PROPONENT'S STATEMENT OF SUPPORT

Why return to simple-majority vote?
     -Super-majority requirements of any kind are widely opposed.
     -The bi-partisan National Conference of State Legislatures urged States to ban super-majority rules.
     -Major professionally-managed funds, including those holding substantial Maytag stock, declare that super-majority rules are not in the best interest of shareholders.

     Maytag needs to reinstate simple-majority vote to move toward more competitive corporate governance. The following Maytag rules are not in the best interest of shareholders according to many institutional shareholders. Institutions own 65% of Maytag stock.



     -No cumulative voting.
     -Super-majority vote required to approve merger.
     -Super-majority requirements generally lock in rules that harm shareholders.
     -No shareholder right to call special meetings.
     -No shareholder right to act by written consent.
     -No confidential voting.
     -Management can personally contact shareholders and ask them to change their vote.
     -Poison pill.
     -Many institutional shareholders are particularly concerned about staggered board combined with poison pills. Maytag has both.

     Maytag can also be more competitive by correcting the following director deficiencies. Correcting these deficiencies are supported by a significant number of institutional shareholders.

     Mr. Sivright:
     24 years on the board.
     Also serves on Maytag's key Compensation and Nomination Committees.
     "To allow fresh ideas" the National Association of Corporate Directors guidelines said: Consider limits on length of director service to 10-15 years.

     Mr. Clark:
     His employer, Shearson Lehman Brothers, provides lucrative investment banking services for Maytag. Yet Clark also serves on the key Audit Committee.
     Institutional Shareholder Services, Bethesda, MD (www.cda.com/iss) recommends independent directors on all key board committees.

     Mr. Steingraber:
     With 4 board seats and demanding job, Mr. Steingraber tends to be overextended. Yet he also serves on Maytag's key Audit and Nominating committees.

     Mr. Hadley:
     Former Maytag CEO.
     Former CEO's tend to protect past practices they instituted, even after these practices are obsolete.

               Return Maytag to competitive corporate governance:

                         RETURN TO SIMPLE-MAJORITY VOTE
                                    YES ON 5

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE PROPOSAL

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL CONCERNING SIMPLE MAJORITY VOTING IS NOT IN THE BEST INTERESTS OF THE CORPORATION OR ITS SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THE PROPOSAL.

     The Proponent's resolution is so vague the Board is uncertain what is specifically being requested. There are various super-majority voting provisions in the Certificate of Incorporation. Only one, however, requires an 80% majority. Assuming that the resolution is directed at that provision, Article Ninth of the Certificate of Incorporation requires an 80% vote of the shares outstanding and entitled to vote when a potential acquiror of the Corporation offers a premium price to some shareholders rather than the same price to all shareholders.



     Your Board believes that it is unfair to the shareholders to permit a potential acquiror to pay a premium price to acquire a position in the Corporation, and then offer the remaining shareowners a lower price. A super-majority voting requirement under such circumstances (a Fair Price provision) is necessary to protect the interests of all shareholders. At the 1984 Annual Meeting, the owners of over 83% of the shares represented at the meeting (over two-thirds of the shares issued and outstanding) voted to adopt the Fair Price provision as part of the Certificate of Incorporation.

     The Proponent's resolution might also refer to all super-majority provisions of the Certificate and Bylaws of the Corporation. Super-majority provisions assure that carefully considered corporate governance rules are not replaced without a substantial consensus majority for change. They are defensive tools that deter a hostile raider from gaining control of the corporation on unfair terms. Super-majority provisions along with other defensive tools empower the Board to act in the shareholders' best interests by carefully considering and responding in a reasoned manner to hostile bids. In addition, repeal of all super-majority provisions would repeal the highly desirable Fair Price provision.

     The Proponent's statement of support references many matters which the Board does not believe relate to super-majority voting, such as tenure of directors, cumulative voting, confidential voting and the number of boards upon which individual directors serve. The Corporation is fortunate to have high quality seasoned professionals with diverse business experience as directors. Suffice it to say that the Maytag Board of Directors is not as represented in the Proponent's supporting statement. For example, Mr. Hadley retired from the Board in August 1999. Adoption of the proposal would have no impact on any of these issues.

     Adoption of this proposal furthermore, by itself, would not eliminate super-majority provisions. Formal amendments must be presented to repeal the super-majority provisions to the Corporation's shareholders, and such a request must be approved by the vote of the holders of at least two-thirds of the stock outstanding and entitled to vote at any regular or special meeting of shareholders as to each super-majority provision (80% with regard to the Fair Price provision) of the Certificate of Incorporation.

     A similar proposal was submitted by the same shareholder at the 1999 Annual Meeting. This proposal was supported by only 33.2% of outstanding shares and the majority of voting shares rejected it.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the proposal made to the Board.

         The Board of Directors recommends a vote AGAINST this proposal.

(6) SHAREHOLDER PROPOSAL REGARDING "GOLDEN PARACHUTES"

     Maytag received a shareholder proposal from a trustee for the Board of Trustees of the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth St. N.W., Washington, D.C. 20005, representing 105,403 shares of common stock for inclusion in this Proxy Statement. The proposal is as follows:

     BE IT RESOLVED: THAT THE SHAREHOLDERS OF MAYTAG ("COMPANY") URGE THE BOARD OF DIRECTORS TO SEEK SHAREHOLDER APPROVAL FOR ALL PRESENT AND FUTURE EXECUTIVE



OFFICER SEVERANCE PAY AGREEMENTS.

PROPONENT'S STATEMENT OF SUPPORT

     Senior executive severance or termination pay agreements, commonly referred to as "golden parachutes," have contributed to the public and shareholder perception that many senior executive officers of major companies are more concerned with their own personal interest than their board responsibilities to the company they are empowered to lead. The disdain expressed for those who benefit from these generous compensation plans is particularly high when the compensation awards come in the context of a corporate change of control that may also result in the dilution of shareholder value.

     A recent research report by London-based economic advisor Smithers & Co. recalculated the profits of the 100 largest U.S. companies by adjusting for the value of their executives stock options. The study found that 11 firms went from profit to loss, and another 13 had their profits cut in half. In addition, the Investor Responsibility Research Center has found the average potential dilution of shareholder value from stock option plans is 9.2% for S & P 500 companies.
     Our company currently has very generous Severance Pay Agreements with key executives that provide for payments and other benefits if there is a "Change in Control" of the Company and the employment of a covered executive terminates under certain conditions described in the agreement within three years after a "Change of Control". Our Company's "covered executives" severance agreements provide the following benefits:

     The Corporation has entered into agreements with each of the named executive officers which would become operable only in the event of a change of control of the Corporation. Agreements provide that if the officer's employment terminates for any reason within three years after a change of control, the officer will be entitled to payments equal to three times total compensation (salary and maximum bonus) at the rate in effect immediately prior to the change of control, maximum payout on any outstanding restricted stock awards, and to continued participation in certain of the Corporation's benefit programs for the same three year period.

       We urge all shareholders to VOTE "FOR" this proposal urging the Board to allow shareholders an opportunity to evaluate the merits of executive officer severance agreements before such generous benefits are granted.

                      WE URGE YOU TO VOTE FOR THIS PROPOSAL

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE PROPOSAL

     THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL CONCERNING EXECUTIVE SEVERANCE AGREEMENTS IS NOT IN THE BEST INTERESTS OF THE CORPORATION OR ITS SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THE PROPOSAL.

     The Board of Directors believes that the Corporation's severance pay agreements with its executive officers are in the best interests of the Corporation and are necessary to maximize shareholder value. The agreements enable the Corporation to attract and retain top management talent and would encourage executive officers to remain with the Corporation in the face of a potential change of control. Management can remain focused and objective during a potential change of control, rather than being distracted by the uncertainties of their future employment and personal financial situation, thereby allowing them to act decisively to maximize shareholder value for all shareholders.



     An independent Board committee of non-employee directors oversees executive compensation. The Corporation's executive compensation program is designed to enable the Corporation to attract, motivate and retain key executive officers. Because many other major corporations with which the Corporation competes for executive talent offer severance pay arrangements to their executives, the Board of Directors believes that severance pay agreements are a necessary part of the Corporation's executive compensation program.

     Requiring shareholder approval of executive severance pay agreements would hamper the Corporation's flexibility to act promptly and decisively in attracting and retaining executives and would put the Corporation at a disadvantage to other companies with which it competes for executive management. Under the proposal, unless the Corporation were to incur the significant expense of a special meeting of shareholders, the Corporation could only enter into such agreements once a year following the Annual Meeting of Shareholders. In many cases, this would not allow the Corporation to timely respond to unanticipated events such as the hiring of a new executive officer to replace an executive officer who unexpectedly departed.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the proposal made to the Board.

         The Board of Directors recommends a vote AGAINST this proposal.

EXECUTIVE COMPENSATION

     The following table shows the compensation of the persons who served as chief executive officer of the Corporation during 1999 and the other four most highly compensated executive officers of the Corporation serving as such on December 31, 1999 (the "named executive officers").





























                                            SUMMARY COMPENSATION TABLE

                                                                 Long-Term Compensation
                                       Annual Compensation
                                                                         Awards              Payouts

                                                                 Restricted    Securities      LTIP       All Other
Name and Principal        Year   Salary     Bonus   Other Annual    Stock      Underlying    Payouts    Compensation
 Position                                           Compensation  Award(s)     Options/SARs                   (B)
                                                                     (A)            (#)
Lloyd D. Ward             1999   $631,250   $550,000      0           0            503,220    $695,497        $7,730
Chairman & CEO            1998    505,917    473,280      0           0            100,000     736,465         7,230
                          1997    447,000    259,202      0           0             42,000     275,041         7,160

Leonard A. Hadley         1999   $566,667   $547,000      0           0                  0  $1,356,313        $5,909
Chairman & CEO            1998    770,000  1,000,000      0           0            100,000   1,529,040        13,838
(retired 08/31/99)        1997    700,000    700,000      0           0             75,000     958,185        13,493

William L. Beer           1999   $280,000   $135,072      0           0             35,000    $245,457        $6,453
President Major           1998    259,750    164,406      0           0             12,690     217,349         5,926
Appliance Division        1997    186,250     90,873      0           0             18,000     117,198         4,689

Gerald J. Pribanic        1999   $255,000   $136,680      0           0              1,102    $271,223        $8,982
Executive VP & CFO        1998    230,000    151,800      0           0             11,010     283,122         7,605
                          1997    210,000    109,864      0           0             14,360     110,545         7,208

Jerome L. Davis           1999   $236,875   $131,750      0           0             17,500    $148,750        $4,545
President Commercial      1998    201,667     94,688      0           0             13,850           0         6,116
Solutions Group

Edward H. Graham          1999   $247,000   $132,392      0           0              1,102    $277,735       $12,263
Sr. VP, General Counsel   1998    230,000    151,800      0           0              7,340     327,162         9,519
and Secretary             1997    215,000    112,479      0           0              9,800     212,150         9,060


  (A) On December 31, 1999, the number of shares of performance-based restricted stock, the number of restricted units and the respective values thereof held by the named executive officers were as follows:  Lloyd D. Ward, 9,383 shares valued at $444,520 and 6,256 units valued at $296,378; Leonard
A. Hadley, 16,191 shares valued at $767,049 and 10,794 units valued at $511,366; William L. Beer,
3,842 shares valued at $182,015 and 2,562 units valued at $121,375; Gerald J. Pribanic, 3,140 shares valued at $148,758 and 2,093 units valued at $99,156; Jerome L. Davis, 2,331 shares valued at
$110,431 and 1,554 units valued at $73,621; and Edward H. Graham, 3,098 shares valued at $146,768 and 2,064 units valued at $97,782.  Dividends are paid on performance-based restricted stock at the same time and at the same rate as on the common stock.  Dividend equivalents on performance-based restricted units are accrued and accumulate at the same rate and at the same time as dividends on the common stock.  Dividend equivalents on such units are treated as if reinvested in additional units; these units are only paid out if and when the performance goals (described in the Long-Term
Incentive Plan Awards Table below) are satisfied.  All of the restricted stock awards for the above-
named individuals are performance-based.

  (B) The amounts for 1999 include the dollar value of premiums paid for life insurance and of corporate contributions to the Salary Savings 401(k) Plan as follows: Mr. Ward, life insurance
$3,730, 401(k) $4,000; Mr. Hadley, life insurance $5,909, 401(k) $0; Mr. Beer, life insurance
$2,153, 401(k) $4,300; Mr. Pribanic, life insurance $4,182, 401(k) $4,800; Mr. Davis, life insurance
$1,482, 401(k) $3,063 and Mr. Graham, life insurance, $7,463, 401(k) $4,800.


The following table sets forth, for the named executive officers, certain information regarding stock options granted in 1999.


                              OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                             INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK
                                                                            PRICE APPRECIATION
                                                                           FOR OPTION TERM (4)

                         Number of     % of Total    Exercise Expiration
                         Securities       Options     or Base    Date          5%       10%
                         Underlying     Granted to     Price
    Name                Options/SARs   Employees in  ($/Share)
                         Granted (#)     Fiscal Year     (3)
                              (1)            (2)
Lloyd D. Ward                200,000         11.1%     56.8750 11/11/2009  7,153,800 18,129,000

                             300,000         16.7%     45.5000 11/11/2009  8,584,500 21,755,400

                               3,220          0.2%     57.2500 02/11/2009    115,936    293,796

Leonard A. Hadley                  0           n/a         n/a        n/a        n/a       n/a


William L. Beer               35,000          1.9%     45.5000 11/11/2009  1,001,525  2,538,130

Gerald J. Pribanic             1,102          0.1%     57.2500 02/11/2009     39,678    100,548

Jerome L. Davis               17,500          1.0%     45.5000 11/11/2009    500,763  1,269,065

Edward H. Graham               1,102          0.1%     57.2500 02/11/2009     39,678    100,548

(1)   The 200,000 share stock option and the 300,000 share stock option granted to Mr. Ward both become exercisable at the rate of 20% per year beginning on November 12, 2000.  No further regular stock option grants to Mr. Ward are planned until November 2002.  All options in the table with an exercise price of $45.5000, except those awarded to
      Mr. Ward, become exercisable on November 12, 2002.  All options in the table with an exercise price of $57.2500 become exercisable on February 12, 2002.  However, all options will become fully exercisable in the event of a
      Change of Control [generally defined as occurring when a person shall have become the beneficial owner of 20% or more of the common stock or when directors who are not a person who is or becomes the beneficial owner of 20% or more of the common stock fail to constitute a majority of the Board] and in the event of a qualifying retirement.

(2)   Total options granted to employees in 1999 were 1,795,082.

(3)   Fair market value of underlying shares on the date of grant except for the 200,000 shares granted to Mr. Ward which were at a price of $56.8750 which was 25% higher than the fair market value of the underlying shares on the date of grant.

(4)   The dollar amounts under these columns are the result of hypothetical potential gains from calculations assuming annual growth rates of 5% and 10% in the value of the Corporation's future stock price over the 10 year term of the options which would result in the per share price of the Corporation's stock increasing to $92.644 and
      $147.520, respectively, for the options with a $56.8750 exercise price; to $74.115 and $118.018, respectively, for the options with a $45.5000 exercise price; and to $93.250 and $148.491, respectively, for the options with a
      $57.2500 exercise price.  These assumed rates of growth are required by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast possible future stock prices.



The following table sets forth for the named executive officers certain information concerning unexercised options to purchase common stock on December 31, 1999. The named executive officers did not exercise any options in 1999.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                 AND
                                     YEAR END OPTION/SAR VALUES


                       Number Of    Value        Number of Securities       Value of Unexercised
                      Securities   Realized     Underlying Unexercised      In-the-Money Options
         Name         Underlying                     Options/SARS             December 31, 1999
                     Options/SARs                 December 31, 1999                  (A)
                       Exercised
                          (#)
                                                Exercisable  Unexercisable  Exercisable   Unexercisable

 Lloyd D. Ward             0          0          290,240      645,220    $ 7,658,336    $1,329,745

 Leonard A. Hadley         0          0          495,450             0   $10,621,339    $        0

 William L. Beer           0          0           17,400        65,690   $   493,725    $  363,336

 Gerald J. Pribanic        0          0           54,690        26,472   $ 1,596,513    $  238,422
 Jerome L. Davis           0          0                0        31,350   $         0    $   74,845

 Edward H. Graham          0          0           65,120        18,242   $ 1,930,649    $  162,532

(A)  The value is calculated based on the aggregate amount of the excess of $47.3750 (the average of the high and low price of common stock as reported in the New York Stock Exchange Composite transactions Report for December 31, 1999) over the relevant exercise price(s).



























The following table sets forth, for the named executive officers, certain information regarding long-term incentive plan grants made in 1999.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                            Estimated Future Payouts Under Non-
                                                Stock Price-Based Plans (B)

    Name             Number of   Performance
                      Shares,     or Other   Threshold  Target (#)  Maximum (#)
                      Units or  Period Until    (#)
                       Other     Maturation
                     Rights (#)   or Payout
                        (A)
Lloyd D. Ward          6,970       3 Years     1,743       6,970       8,364

Leonard A. Hadley     12,091       3 Years     3,023      12,091      14,509

William L. Beer        2,987       3 Years      747        2,987       3,584

Gerald J. Pribanic     2,267       3 Years      567        2,267       2,720


Jerome L. Davis        1,571       3 Years      393        1,571       1,885

Edward H. Graham       2,196       3 Years      549        2,196       2,635

(A) All awards identified in this table are made pursuant to the Corporation's 1996 Employee Stock Incentive Plan. The awards are performance-based restricted stock awards. Target awards are comprised of 60% restricted stock and 40% restricted units. Dividends are paid on restricted stock at the same rate and at the same time as on the common stock and dividend equivalents on restricted units are accrued and accumulate at the same rate and at the same time as dividends on the common stock. Dividend equivalents are treated as if reinvested in additional restricted units; these units are paid out if and when the performance goals are satisfied. Target awards are based upon a percentage of base salary and vary depending upon the individual's position and responsibilities.

(B) Estimated future payouts are predicated upon the achievement of corporate return on sales and return on assets objectives over the period from January 1, 1999 through December 31, 2001. The achievement of approximately 25% of the objectives will result in payment of the threshold amount, achievement of 75% of the objectives will result in payment of an intermediate amount, achieving 100% of the objectives will result in payment of the target amount, and achieving or exceeding approximately 120% of the objectives will result in payment of the maximum amount.










                               RETIREMENT BENEFITS

     The following table sets forth the estimated annual pension benefits payable effective December 31, 1999, assuming retirement at age 65 after selected periods of continuous service, under the Corporation's retirement plan which applies to virtually all exempt salaried employees. The Corporation's retirement plan for salaried employees provides for fixed retirement benefits based on years of service and compensation received. All compensation shown in the Salary and Bonus columns of the Summary Compensation Table is included as compensation under the pension plan.

   Average
   Annual
Earnings for
 Highest 5               Estimated Annual Retirement Benefits
Consecutive             Years of Credited Service at Retirement
  Years of
  Final 10
  Years of
  Service

                  10          15         20          25         30         35*
$ 200,000      29,182      43,773      58,363       72,954    87,545     102,136

  300,000      44,682      67,023      89,363      111,704   134,045     156,386

  400,000      60,182      90,273     120,363      150,454   180,545     210,636

  500,000      75,682     113,523     151,363      189,204   227,045     264,886

  600,000      91,182     136,773     182,363      227,954   273,545     319,136

  700,000     106,682     160,023     213,363      266,704   320,045     373,386

  800,000     122,182     183,273     244,363      305,454   366,545     427,636

  900,000     137,682     206,523     275,363      344,204   413,045     481,886

1,000,000     153,182     229,773     306,363      382,954   459,545     536,136

1,100,000      68,682     253,023     337,363      421,704   506,045     590,386

1,200,000     184,182     276,273     368,363      460,454   552,545     644,636

1,400,000     215,182     322,773     430,363      537,954   645,545     753,136

1,600,000     246,182     369,273     492,363      615,454   738,545     861,636

1,800,000     277,182     415,773     554,363      692,954   831,545     970,136

2,000,000     308,182     462,273     616,363      770,454   924,545   1,078,636

2,200,000     339,182     508,773     678,363      847,954 1,017,545   1,187,136

*Maximum number of years of service for which the pension benefit accrues.





     The above amounts have been computed on the basis of a straight-life annuity and are not subject to any deduction for social security or other offset amounts.

     Benefits under the plan are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under the Supplemental Employee Retirement Plan under which such amounts are payable to all qualifying employees including the officers of the Corporation.

     Mr. Hadley receives a monthly retirement benefit of $46,965.85; on June 30, 2000, Mr. Graham is eligible to receive a monthly retirement benefit payment of $9,011.97 based on a straight-life annuity basis. The years of credited service as of December 31, 1999 for the remaining named executive officers are: Lloyd D. Ward 4.0; William L. Beer 25.6; Gerald J. Pribanic 9.7; Jerome L. Davis 2.0.


                            EMPLOYMENT CONTRACTS AND
            TERMINATION OF EMPLOYMENT CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has entered into agreements with each of the named executive officers (other than Mr. Hadley) which would become operable only in the event of a change of control of the Corporation. Agreements provide that if the officer's employment terminates for any reason within three years after a change of control, the officer will be entitled to payments equal to three times total compensation (salary and maximum bonus) at the rate in effect immediately prior to the change of control, maximum payout on any outstanding restricted stock awards, and to continued participation in certain of the Corporation's benefit programs for the same three year period.

     In addition, an agreement was made with Mr. Graham. His normally scheduled retirement is June 30, 2000. He agreed to act in an "of counsel" role effective the start date of his replacement (which occurred January 17, 2000) until his normally scheduled retirement date.

     Mr. Pribanic will resign as Executive Vice President & Chief Financial Officer upon the hiring of a replacement. He will be paid a lump sum of $420,000, less withholding, on the effective date of his separation.

     Upon Mr. Hadley's retirement, it was agreed that his 1997, 1998 and 1999 performance-based restricted stock grants relating to 14,161, 8,936 and 7,255 shares, respectively, will be paid in full at the earned rate and payable on normal payment dates in 2000, 2001 and 2002 rather than at a prorated rate.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                     COMPENSATION PHILOSOPHY AND PRINCIPLES

     The Compensation Committee of the Board of Directors (the "Committee"), composed of four non-employee directors, establishes and administers the executive compensation program for the Corporation's top executives. The Committee has reaffirmed the Corporation's compensation philosophy as it pertains to its executives as follows:




1. The Corporation is committed to increasing long-term shareholder value and to ensuring that the objectives of the Corporation's executives are aligned with that goal. Based on this commitment, it is the Corporation's philosophy that the total compensation of its executives closely mirror the performance of the Corporation - reflecting increases and decreases in those factors contributing to shareholder value, e.g., profitability, earnings per share, and Cash Flow Return on Investment (CFROI). These measures are employed broadly within the company in planning, goal setting and compensation to provide focus on both operating cash flow and balance sheet management.

2. Providing an opportunity for above average total compensation is important in order to attract and retain the best and brightest employees. Providing performance goals are met, the Corporation's total compensation program is targeted at a level above the average for similarly sized industrial firms nationwide.

3. It is the Corporation's goal to provide and consistently administer a uniform program of total compensation for key employees throughout the Corporation. This program will facilitate the movement of key employees between business units and divisions, which supports the business objective of strengthening organizational development efforts and providing developmental opportunities for talented individuals.

     The Committee believes compensation based on this philosophy supports and encourages the commitment to achieving business and financial objectives that will generate long-term shareholder value. It is also designed to attract and retain outstanding executives, to encourage them to make long-term commitments to the Corporation, and to accomplish the Corporation's leadership succession objectives.

                      COMPONENTS OF EXECUTIVE COMPENSATION

     The Committee views compensation as a total program comprised of annual base salary and variable short and long-term incentives. The total package is designed to provide a significant percentage of executive compensation through at-risk programs which link long-term executive rewards to long-term shareholder rewards. This linkage is achieved through the following compensation components:

Annual Base Salary

     A salary range for each position is established using average base pay for executives employed at industrial organizations selected by independent compensation consultants. The performance of the organizations in the industrial database is not known and therefore not considered when establishing salary ranges. The companies included in the industrial database comprise many of the companies included in the S&P Household Furnishings and Appliance Stock Index used in the Performance Graph on Page 31, as well as other companies. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because the Committee believes that the Corporation's competitors for executive talent are more varied than the Peer Group chosen for comparing shareholder return in the Performance Graph. Executive pay within the salary range is determined based upon individual qualifications, experience, and performance of specific individual responsibilities.






Annual Variable Incentive (Bonus)

     Annual variable incentive compensation (bonus) is paid to executives in cash based upon a percentage of base salary and varies depending upon the individual's position, responsibility, and performance. Executives are eligible for annual cash incentive awards based upon two performance factors: (1) Corporate net income, or entity operating income less the cost of working capital, compared to annual plan (65% weighting), and (2) Corporate or entity performance against key strategic objectives (35% weighting). An award may be increased or decreased based upon the executive's personal performance. Performance is reviewed and rated annually against these factors. The Committee may adjust these formula-based awards if, in its judgment, adjustment is warranted.

Long-Term Variable Incentives

     Long-term variable incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term Corporate performance. Long-term incentive compensation is made available in the form of stock options and performance-based restricted stock awards. These awards are available under the 1996 Employee Stock Incentive Plan, which has been approved by shareholders.

     Stock Options - Participation in and the level of stock option grants to individual executives are approved by the Committee. Options are subject to vesting provisions and the exercise price must at least equal the fair market value of the common stock on the date of grant.

     Performance-Based Restricted Stock - Eligibility for participation and the level of awards to individual executives are approved by the Committee. The level of each award is based upon a percentage of base salary and varies depending upon the executive's position and responsibilities. These performance-based restricted stock awards (which are currently composed of 60% restricted stock and 40% restricted units) are subject to vesting provisions and dependent upon the Corporation achieving predetermined levels of return on sales and return on assets over a specified three-year period. High levels of performance in these factors, in the Committee's opinion, impact favorably on long-term shareholder value. Approximately 90 executives are granted awards under this variable long-term incentive.

     Summary - Survey data indicates that grants approved by the Committee under this long-term plan and predecessor plans are competitive with grants made to executives in similar positions at other industrial organizations. This stock-based incentive plan is designed to encourage a significant equity ownership interest in the Corporation to help assure that the long-term interests of the Corporation's executives are closely aligned with the long-term interests of the shareholders.

                      EXECUTIVE STOCK OWNERSHIP GUIDELINES

     In keeping with the Corporation's compensation philosophy and its efforts to strengthen the link between the long-term interests of executives and the long-term interests of shareholders, the Committee approved stock ownership guidelines which are applicable to approximately 88 key executives. The guidelines provide for the long-term ownership of the Corporation's common stock which in dollar value aggregates a predetermined multiple of base salary. The amounts range from six times annual base salary for the Chief Executive Officer



to one times annual base salary for operating unit vice presidents. The Committee reviews executive stock ownership levels annually and notifies executives of their progress.

            TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

     Unless certain conditions are met, Internal Revenue Code Section 162(m) limits the annual deductibility of certain compensation in excess of $1 million for the current Chief Executive Officer and the four other most highly compensated executive officers. As a result of Mr. Ward's election to defer portions of his 1999 annual variable compensation, there was no loss of tax deductibility in 1999 and the Committee does not anticipate any significant loss of tax deductibility in 2000. In order to maintain maximum tax deductibility of executive compensation, the Committee received approval from shareholders in 1996 for the long-term variable incentive plan (1996 Employee Stock Incentive
Plan) to ensure tax deductibility of future long-term compensation incentives. The 2000 Employee Stock Incentive Plan will continue this goal. The Committee will continue to monitor compensation programs in light of Section 162(m); however, the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Corporation and its shareholders.

               PERFORMANCE OF THE CORPORATION AND CEO COMPENSATION

     As indicated in the above discussion, the total compensation of the Corporation's executives, including the CEO, consists of annual base salary, annual variable incentive, and long-term variable incentives, as well as other fringe benefits. These plans consider individual performance, Corporation performance, and survey data regarding comparable positions at other industrial organizations.

     The Corporation's performance in 1999 produced a record earnings-per-share figure. Return on assets improved to 12.2% in 1999 (excluding special charges) compared to 11.2% in 1998 (excluding special charges). The financial results were driven by record sales, operating income and net income figures; improved operating margins on a consolidated basis; and the stock repurchase efforts that have reduced the number of shares outstanding. Despite the sharp decline in stock price that occurred during the third quarter, the Corporation remains positioned for growth. The Corporation has realigned to strengthen the core businesses, increase its capacity to deliver innovation rapidly across all business lines, and apply its innovation strategy in new global and e-commerce opportunities. Maytag is taking the actions necessary to build a platform for growth that will leverage its strong products, customers, brand recognition, and financial discipline.

     Mr. Hadley's 1999 annual salary of $850,000 represents a 10% increase over 1998. In arriving at this rate, the Compensation Committee considered his annual base salary compared to CEO compensation in the other industrial companies surveyed, his outstanding performance as CEO during 1998 and his strategic actions and plans for improving earnings in 1999 and beyond. Upon assuming the Chairman and CEO responsibilities on August 12, 1999, the Compensation Committee of the Board of Directors established Mr. Ward's annual salary at $750,000, which the Committee determined was reasonable given comparable beginning salaries for CEOs. Annual base salary increases for the other named executives were based on individual performance, job content and compensation of executives in comparable positions in the industrial organizations surveyed.




     The Committee-approved strategic and financial goals under the 1999 annual variable incentive plan (discussed above) were set aggressively beyond 1998 performance. The Corporation's performance in 1999 fulfilled nearly 100% of the strategic goals and slightly exceeded aggressive financial goals. Based on this performance, Mr. Ward and Mr. Hadley received 1999 annual variable incentive compensation of $550,000 and $547,000, respectively. (Mr. Hadley's bonus was based on partial year service).

     In 1999, a grant of performance-based restricted stock and stock units, based on percentages of Mr. Ward's, Mr. Hadley's and the named executive officers' annual base salaries was made. Payouts under the grant will be based on the extent to which the Corporation achieves the return on sales and return on assets objectives for the three-year period January 1, 1999, through December 31, 2001, as reflected in the Long-Term Incentive Plans Table. The restricted stock and units granted in 1997 matured in 1999. The Corporation's performance over the period January 1, 1997, through December 31, 1999, exceeded the target goals approved by the Committee in 1997. An above target grant payout was made under this Plan as reflected in the Summary. Compensation Table - LTIP Payouts.

     As a component of long-term variable incentive compensation, options to purchase 503,220 shares of common stock were granted to Mr. Ward under the terms of the Corporation's 1996 Employee Stock Incentive Plan. Mr. Hadley was not granted any options in 1999. Grants of options to the other named executive officers are reflected in the Option/SAR Grants in Last Fiscal Year Table.

                                     SUMMARY

     The Committee believes that the foregoing compensation programs will serve the long-term interests of shareholders. These programs create a strong link between long-term executive rewards and long-term shareholder rewards; they attract, retain and motivate outstanding executive talent; and they further the Corporation's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance based compensation programs that it believes positively affect long-term shareholder value. Finally, through stock ownership guidelines, it is the goal of the Committee to ensure the Corporation has not only qualified, professional managers, but fully committed "owner-operators".

The foregoing report is furnished by the following members of the Compensation
Committee:

          John A. Sivright         William T. Kerr
          Bernard G. Rethore       Barbara R. Allen


















SHAREHOLDER RETURN PERFORMANCE

     The following graph compares the Corporation's cumulative total shareholder return on its common stock from December 31, 1994, to December 31, 1999, with the S&P 500 Stock Index and the S&P Household Furnishings and Appliance Stock Index (both of which include the Corporation).

              ____________________________________________________
                             Cumulative Total Return
            Based on reinvestment of $100 beginning December 31, 1994
              _____________________________________________________

$500
$450
$400
$350
$300
$250      Line graph depicting the amounts listed in table below.
$200
$150
$100
$ 50
___________________________________________________________________________
               Dec. 94   Dec. 95   Dec. 96   Dec. 97   Dec. 98   Dec. 99
___________________________________________________________________________

Maytag             $100    $138      $139      $267      $450      $352
S & P 500          $100    $137      $168      $224      $287      $347
S & P Household
  Furnishings &
  Appliance Index  $100    $121      $120      $161      $192      $164


SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for presentation at the 2001 Annual Meeting must be received by the Secretary of the Corporation on or before December 4, 2000, to be considered for inclusion in the 2001 Proxy Statement and Proxy.

     After that date, a shareholder wishing to nominate a candidate for election to the Board or present an item of business at the 2001 Annual Meeting is required to give written notice to the Secretary of the Corporation of his or her intention to make such a nomination or present such item, but the Corporation is not required to present the matter in its proxy materials. Such nomination or item of business for the 2001 Annual Meeting must be received by the Corporation no earlier than January 11, 2001 and no later than February 10, 2001. Any notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination. The Nominating Committee may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination or item of business which does not comply with the above procedure will be disregarded.

OTHER MATTERS

     The Board knows of no other business to be transacted at the 2000 Annual Meeting, but if any other matters do come before the meeting, it is the




intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

     The Corporation will bear the cost of the proxy solicitation. The Corporation expects to solicit proxies primarily by mail. Proxies may also be solicited personally, by telephone and by mail by certain directors, officers and employees of the Corporation. The Corporation will reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Corporation. The Corporation has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies for a fee of $12,500, plus out-of-pocket expenses.


















































                                    Exhibit A
                               Maytag Corporation
                       2000 Employee Stock Incentive Plan

Article 1. Establishment, Objectives and Duration

1.1 Establishment. Maytag Corporation, a Delaware corporation (hereinafter referred to as the Company), hereby establishes an incentive compensation plan to be known as the Maytag Corporation 2000 Employee Stock Incentive Plan (hereinafter referred to as the Plan), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units and Other Incentive Awards.

Subject to approval by the Company's stockholders, the Plan shall become effective as of May 12, 2000 (the Effective Date) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives. The objectives of the Plan are to optimize the long-term profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3  Duration.  The Plan shall commence on the Effective Date, as described in
Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to
Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 12, 2010.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units or Other Incentive Awards.

2.2 "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4  "Board or Board of Directors" means the Board of Directors of the Company.




2.5 "Cause" shall mean the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:
 (a) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

 (b) The Participant's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial, reputational or otherwise, to the Company; or

 (c) The willful and continued action, or failure to act, by the Participant that results in actual or expected injury to the Company or a Subsidiary, financial, reputational or otherwise. However, no act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

2.6  "Change of Control" of the Company shall mean:

 (a) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the Outstanding Company Common Stock ) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting Securities ); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

 (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

 (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to



     such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

 (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.8  "Committee" means the Compensation Committee of the Board, as specified in
     Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.9 "Company" means Maytag Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 19 herein.

2.10 "Director" means any individual who is a member of the Board.

2.11 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

2.12 "Effective Date" shall have the meaning ascribed to such term in Section
     1.1 hereof.

2.13 "Employee" means any employee of the Company or Subsidiary. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

2.15 "Fair Market Value" shall be determined on the basis of the average of the high and low sale prices on the principal securities exchange on which the Shares are publicly traded or, if there is no such sales on the relevant date, then on the last previous day on which sales were reported. In the event that a Participant uses a cashless exercise method or a share withholding method to exercise an Option, as provided in Section 6.6 herein, Fair Market Value shall be based on the sale price of the shares



     sold to pay the option exercise price.

2.16 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.17 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.18 "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.19 "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code
     Section 162(m), or any successor statute.

2.20 "Nonemployee Director" means an individual who is a member of the Board but who is not an Employee of the Company or Subsidiary.

2.21 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 "Other Incentive Award" means an award granted pursuant to Article 10 hereof.

2.25 "Participant" means an Employee who has outstanding an Award granted under the Plan.

2.26 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.27 "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than three years.

2.28 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

2.29 "Performance Unit" means an Award granted to a Participant, as described in
     Article 9 herein.

2.30 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.31 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of



     the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

2.32 "Restricted Stock" means an Award granted to a Participant pursuant to
     Article 8 herein.

2.33 "Retirement" means severance from employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under the Maytag Corporation Employees Retirement Plan, or such successor plan as may be implemented in the future.

2.34 "Shares" means the shares of common stock of the Company.

2.35 "Share Pool" means the number of shares available under Section 4.1, as adjusted for Awards and payouts under Section 4.2 and as adjusted pursuant to Section 4.3.

2.36 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.37 "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in the Plan.

2.38 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or (subject to the following) by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including the inclusion of any additional restrictions not explicitly stated in the Plan); construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to



it herein. In no event shall the Committee cancel any outstanding Stock Option for the purpose of re-issuing the Option to the Participant at a lower exercise price or reduce the Option price of an outstanding Option.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1  Number of Available Shares.  Subject to adjustment as provided in
Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be Three Million, Nine Hundred Thousand (3,900,000). However, the aggregate maximum number of Shares of Restricted Stock, SARs and Shares relating to Other Incentive Awards which may be granted pursuant to Articles 7, 8 and 10 herein, shall be Five Hundred Thousand (500,000).

Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

     (a) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock and Performance Shares that may be paid out in Shares) that may be granted in any fiscal year, to any Employee shall be one million (1,000,000.)

     (b) The maximum aggregate cash payout (including Performance Units and Other Incentive Awards that may be paid out in cash) with respect to Awards granted in any fiscal year to any employee shall be five million dollars ($5,000,000.)
4.2 Share Pool Adjustments for Awards and Payouts. The following Awards and Payouts shall reduce, on a one for one basis, the number of shares available under the Share Pool:

     (a)  An Award of an Option;

     (b)  An Award of an SAR (except a Tandem SAR);

     (c)  An Award of Restricted Stock;

     (d) An Award or a payout of a Performance Share that may be paid in Shares;

     (e) An Award or a payout of a Performance Unit that may be paid in Shares; and

     (f) An Award or payout of Other Incentive Awards that may be paid in Shares.

The following transactions shall restore, on a one for one basis, the number of shares available under the Share Pool:

     (1) A payout of an SAR, Tandem SAR, Restricted Stock Award, Performance Units, Performance Share or Other Incentive Awards in the form of




          cash;

     (2) A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Award;

     (3) Payment of an Option Price or tax withholding obligation with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the exercise price for tax withholding obligation); and

     (4) A repurchase of Shares by the Company on the open market or otherwise, having a value at the time of repurchase equal to or less than the aggregate cash proceeds received by the Company by reason of the payment of Option Prices upon the exercise of Options.



4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the Share Pool, the number and class of and/or price of Shares subject to outstanding Awards and the number of Shares set forth in Section 4.1(a), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation
5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other Employees, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number and upon such terms and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price. The Option Price shall be at least equal to one hundred




percent (100%) of the Fair Market Value of a Share on the date the Option is granted and which Option Price may not be subsequently changed except pursuant to Section 4.3 hereof.

6.4 Duration of Options. Unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Each Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Option or for each Participant.

6.6 Payment. Each Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or arrangement made for such payment by a broker or similar person satisfactory to the Company.)

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender or (c) by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's
name (or another name satisfactory to the Company.)   Share certificates in an
appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Award Agreement shall set forth the extent to which, and the period within which, the Participant shall have the right to exercise an Option following termination of the Participant's employment with the Company and/or its Subsidiaries.

Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options and may reflect distinctions based on the reasons for termination of employment.

Subject to Article 15, in the event that a Participant's Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

     (a)  Subject to paragraph (d) below and unless otherwise specified in the



          Award Agreement, if a Participant's employment with the Company and/or its Subsidiaries terminates by reason of Disability or Death, each Option held by the Participant shall be fully exercisable and may thereafter be exercised by the Participant (or the Participant's legal representative, executor, administrator, beneficiary or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Award Agreement) after the effective date of the Participant's termination of employment or date of death and (ii) the expiration date of the Option, as applicable.

     (b) Subject to paragraph (d) below and unless otherwise specified in the Award Agreement, if a Participant's employment with the Company and/or its Subsidiaries terminates by Retirement, each Option held by the Participant shall be fully exercisable and may thereafter be exercised by the Participant until and including the expiration date of the Option.

     (c) Subject to paragraph (d) below and unless otherwise specified in the Award Agreement, if a Participant's employment with the Company and/or its Subsidiaries terminates for any reason other than Disability, Retirement, Death or for Cause, each Option held by the Participant shall be exercisable only to the extent that the Option, as applicable, is exercisable on the effective date of the Participant's termination of employment and may thereafter be exercised by the Participant (or the Participant's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Award Agreement) after the effective date of the Participant's termination of employment and (ii) the expiration date of the Option, as applicable.

     (d) Notwithstanding anything to the contrary in the Plan or in any Award Agreement, if a Participant's employment with the Company is terminated by the Company for Cause, each vested or unvested Option held by the Participant on the date of termination of employment shall be automatically canceled as of the effective date of the Participant's termination of employment.

6.9  Nontransferability of Options.

     (a) Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, each ISO shall be exercisable during a Participant's lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in an Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each NQSO shall be exercisable during a Participant's lifetime only by such Participant.
Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any




combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Committee shall designate, at the time of grant, the grant price of a Freestanding SAR which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not be subsequently changed except pursuant to Section 4.3 hereof.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs. Unless otherwise designated by the Committee, the term of an SAR term shall not exceed ten (10) years.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b)  The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Termination of Employment. The provisions of Section 6.8 shall apply to SARs.

7.8 Nontransferability of SARs. Except as otherwise provided in an Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and




distribution. Further, except as otherwise provided in an Award Agreement, each SAR shall be exercisable during the Participant's lifetime only by such Participant.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. Except as otherwise provided in an Award Agreement, all rights with respect to shares of Restricted Stock shall be available to the Participant during Participant's lifetime only to such Participant.

8.4 Other Restrictions. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable Federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
Except as otherwise provided in this Article 8, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. Unless otherwise designated by the Committee at the time of grant, a Participant may exercise full voting rights with respect to Shares of Restricted Stock during the Period of Restriction.

8.6 Dividends and Other Distributions. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.





8.7 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock, following termination of the Participant s employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Shares of Restricted Stock and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3 Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum within seventy-five
(75) calendar days following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with terms designated by the Committee, may allow for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award.

At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be



entitled to exercise their voting rights with respect to such Shares.

9.5 Termination of Employment. Subject to Article 15, unless otherwise set forth in the Participant's Award Agreement, in the event a Participant's employment with the Company and/or its Subsidiaries is terminated during a Performance Period by the Company and/or its Subsidiaries for Cause, or terminated by the Participant by reason of voluntary resignation (which shall not include resignation upon Disability or Retirement), all Performance Units/Shares shall be forfeited by the Participant to the Company.
Subject to Article 15, unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or termination by the Company and/or its Subsidiaries without Cause during the Performance Period, the Participant shall receive a payout of the earned Performance Units/Shares which is prorated, as specified by the Committee. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 10. Other Incentive Awards

10.1 Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

10.2 Other Incentive Award Agreement. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

10.3 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

10.4 Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made at such times and in such form, either in cash or in Shares (or a combination thereof) as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Shares and/or



Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

Article 11. Performance Measures

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

     (a)  Cash flow return on investment;

     (b)  Cash value added;

     (c)  Earnings (before or after taxes);

     (d)  Earnings per share;

     (e)  Economic value added;

     (f)  Gross revenues;

     (g)  Net income (before or after taxes);

     (h) Return measures (including, but not limited to, return on assets, capital, equity or sales);

     (i) Share price (including, but not limited to, growth measures and total shareholder return); and

     (j)  Total shareholder return.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m) and, thus, which use performance measures other than those specified above.

Article 12. Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company




during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 13. Deferrals

The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14. Rights of Employees

14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

14.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Article 15. Change of Control

15.1 Treatment of Outstanding Awards. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options and SARs shall become immediately exercisable, and shall remain exercisable throughout their entire term;



     (b) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse; and

     (c) Unless otherwise specified in Participant's Award Agreement at time of grant, the maximum payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control the maximum of all Award opportunities associated with such outstanding Awards.





15.2 Termination, Amendment, and Modifications of Change-of-Control Provisions. Notwithstanding any other provision of this Plan (with the exception of Section

15.3 below) or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

15.3 Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on the use of the pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting.

Article 16. Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

16.2 Awards Previously Granted. Subject to Sections 15.2 and 15.3, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

16.3 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards shall comply with the requirements of Code
Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

Article 17. Withholding

17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Indemnification

Each person who is or shall have been a member of the Committee, or of the




Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Legal Construction

20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.4 Governing Law. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.



















                                 MAYTAG CORPORATION

Proxy for Annual Meeting, May 11, 2000, Solicited by the Board of Directors

     Lloyd D. Ward, Gerald J. Pribanic and Frederick G. Wohlschlaeger, and each of them (with full power to act without the other and with power of substitution), are hereby appointed attorneys and proxies of the undersigned to attend the Annual Shareholders Meeting on May 11, 2000, and any adjournment thereof, and to vote and act for the undersigned on reverse side.

     This proxy revokes all previous proxies. Unless specified to the contrary it will be voted FOR items (1) and (2) (3) and AGAINST items (4) and (5) and (6).

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE
---------------------------------------------------------------------------
              PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE

                                             April 3, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders to be held at 9:00 a.m. on Thursday, May 11, 2000, at the Sodexho Marriott Conference Center auditorium, located at 600 North Second Avenue West, Newton, Iowa. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided, or vote your shares by telephone if you prefer.

                         Sincerely,


                         Lloyd D. Ward
                         Chairman and
                         Chief Executive Officer

     On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.



X    Please mark votes in oval in the following manner using dark ink only.

     The Board of Directors recommends a vote "FOR" items (1) and (2)and
(3).

1.   Election of Directors:   to a two-year term,  Nominee:  Lester Crown;
                         to a three-year term, Nominees:  Bernard G.
                         Rethore, Neele E. Stearns, Jr., Carole J.
                         Uhrich and Lloyd D. Ward.

          FOR            or        WITHHELD
          ALL                      FROM ALL
          NOMINEES                      NOMINEES

          ____________________________________
          For all nominees except as noted above

2. The selection of Ernst & Young LLP as independent public auditors to examine the financial statements to be included in the Annual Report to Shareholders for 2000.
     FOR       AGAINST   or   ABSTAIN


3.   Approval of the Maytag 2000 Employee Stock Incentive Plan.
     FOR       AGAINST   or   ABSTAIN


The Board of Directors recommends a vote "AGAINST" items (4), (5) and (6).

4. The proposal of a Shareholder concerning the classification of the Board of Directors.
     FOR       AGAINST   or   ABSTAIN


5.   The proposal of a Shareholder concerning super majority voting.
     FOR       AGAINST   or   ABSTAIN


6.   The proposal of a Shareholder concerning executive severance agreements.
     FOR       AGAINST   or   ABSTAIN


     In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment. Dated ______________________, 2000
_________________________________       _________________________________
    (Signature of Stockholder)              (Signature of Stockholder)
Please date, sign exactly as name appears above, and return in the enclosed envelope. Executors, administrators, trustees, guardians or attorneys should indicate the capacity in which they sign. Corporate owners should sign in their corporate names and affix their seals.
                              ______    MARK HERE FOR
                                        ADDRESS CHANGE
                                        AND NOTE AT LEFT

-----------------------------------Fold and detach here--------------------



CONTROL NUMBER                  **VOTE BY TELEPHONE**

              Call ** Toll Free *** On a Touch Tone Telephone
                               1-888-221-0696
                  There is NO CHARGE to you for this call


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number which is located in the box on the left side of this form.

OPTION #1:  To vote as the Board of Directors recommends on ALL proposals:
Press 1
WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1--THANK YOU FOR VOTING

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
 Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
      To WITHHOLD FOR AN INDIVIDUAL  nominee, Press 0 and listen to the instructions.

 Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

The instructions are the same for all remaining proposals.


WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1--THANK YOU FOR VOTING

           If you vote by telephone, DO NOT mail back your proxy.

April 3, 2000

To:  Plan Participant Shareholders


Re:  Combined Proxy Card and Voting Instructions to Trustees


COMBINED PROXY CARD AND VOTING INSTRUCTIONS TO TRUSTEES

Maytag Corporation has worked with Harris Trust & Savings Bank and the Trustees of the 401(k) and ESOP plans to combine on a single proxy card shares you may hold in an account in your own name with Trustee held shares or with any restricted stock account to reduce duplicate mailings of proxy materials.

The enclosed Proxy Card includes shares you may own in a regular account in your name, restricted stock you may own in your own name or shares held by Fidelity Management Trust Company (FMT Co.) as Trustee of Maytag Corporation Salary Savings Plan (401(k) Plan) and shares held by State Street Bank and Trust Company (State Street) as Trustee of the Maytag Corporation Employee Stock Ownership Plan (ESOP).

The number of shares in the respective types of accounts are listed at the top of the Proxy Card by the following codes:

          regular account:    COM
          401(k) account:     401
          ESOP account:  ESO
          restricted account: RES

Only the types of accounts in which you have shares will be printed on the Proxy Card. When you vote, sign and return your proxy card, you will be voting your regular account shares and be providing directions to the trustees of the 401(k) and ESOP plans for voting as follows:

           Participants in Maytag Corporation Salary Savings Plan
                             (shares coded 401)

Under the provisions of the trust relating to the Maytag Corporation Salary Savings Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Maytag Corporation common stock held under the plans is to be voted at the annual meeting of stockholders scheduled to be held on May 11, 2000.




April 3, 2000
Page Two



      Participants in Maytag Corporation Employee Stock Ownership Plan
                             (Shares coded ESO)

As a voting Participant (or Beneficiary) in the Maytag Corporation Employee Stock Ownership Plan (the Plan) which provides the match to your contributions to the Maytag Corporation Salary Savings Plan, you will be directing State Street Bank & Trust Company (Trustee) to vote your shares of Maytag Corporation common stock allocated to your account in the Plan, and also a portion of the total number of shares of stock held by the Trustee for which no instructions are timely received by the Trustee and the shares of stock held as unallocated shares as of the shareholder record date.

Your instructions and directions to Fidelity Management Trust Company and to State Street Bank and Trust Company will not be divulged or revealed to anyone at Maytag Corporation.

Sincerely,




Frederick G. Wohlschlaeger
Sr. Vice President, General Counsel
and Secretary